Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Keebler Foods Company registration statement on Form S-8 (File No. 333-81873) of our report dated June 23, 2000, on our audits of the financial statements and supplemental schedule of the Keebler Company Salaried Savings Plan as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998, which is included in this annual report on Form 11-K.


                                                      PRICEWATERHOUSECOOPERS LLP




Chicago, Illinois
June 26, 2000